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                                                                    Exhibit (15)



May 5, 2000



Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC 10549

RE: Ecolab Inc. Registration Statements on Form S-8 (Registration Nos. 2-60010; 2-74944; 33-1664; 33-41828; 2-90702; 33-18202; 33-55986; 33-56101;
     333-95043; 33-26241; 33-34000; 33-56151; 333-18627; 33-39228; 33-56125;
     333-70835; 33-60266; 333-95041; 33-65364; 33-59431; 333-18617; 333-79449;
     333-21167; 333-35519; 333-40239; 333-95037; 333-50969; and 333-62183) and
     Registration Statements on Form S-3 (Registration Nos. 333-14771 and 333-35378).

Commissioners:

We are aware that our report dated April 20, 2000, on our reviews of interim financial information of Ecolab Inc. for the periods ended March 31, 2000 and 1999 and included in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2000, is incorporated by reference in Ecolab Inc.'s Registration Statements listed above.

Yours very truly,




/s/PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP